                                                                     Exhibit 4.1



                                   DATED 2001
                           ------------------------




                           GOLAR LNG 2215 CORPORATION

                                  (as borrower)


                                     - and -


                               LLOYDS TSB BANK PLC

                                   (as lender)




                    ----------------------------------------
                             US$180,000,000 SECURED
                                      LOAN
                               FACILITY AGREEMENT
                                  Hull No. 2215
                    ----------------------------------------




                               STEPHENSON HARWOOD
                            One St. Paul's Churchyard
                                 London EC4M 8SH
                               Tel: 020 7329 4422
                               Fax: 020 7606 0822
                                    Ref: 748

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                                    CONTENTS

                                                                        Page


1        Definitions and Interpretation...................................3
2        The Loan and its Purpose........................................15
3        Conditions Precedent and Subsequent.............................16
4        Representations and Warranties..................................22
5        Repayment and Prepayment........................................24
6        Funding of Balloon and Interest.................................25
7        Fees............................................................30
8        Security Documents..............................................30
9        Covenants.......................................................31
10       Cash and Earnings Accounts......................................35
11       Events of Default...............................................36
12       Set-Off and Lien................................................40
13       Assignment and Sub-Participation................................41
14       Payments, Mandatory Prepayment, Reserve
           Requirements and Illegality...................................41
15       Communications..................................................44
16       General Indemnities.............................................45
17       Miscellaneous...................................................46
18       Law and Jurisdiction............................................49
            Schedule 1...................................................50
            Annuity and Interest Rates...................................50
            Schedule 2...................................................51
            Calculation of the Mandatory Cost............................51

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LOAN AGREEMENT


Dated:             2001


BETWEEN:-

(1) GOLAR LNG 2215 CORPORATION, a company incorporated according to the law of the Republic of Liberia, with registered office at 80 Broad Street, Monrovia, Liberia ("the Borrower"); and

(2) LLOYDS TSB BANK PLC, acting through its Ship Finance Department at PO Box 787. 6-8 Eastcheap, London EC3M 1AE, England ("the Bank").

WHEREAS:-

(A) On the terms and subject to the conditions of the Building Contract, the Builder has agreed to construct the Vessel for, and deliver the Vessel to, the Borrower.

(B) On delivery of the Vessel by the Builder to the Borrower, the Borrower intends to register the Vessel under the flag of the Republic of Liberia.

(C) The Bank has agreed to advance to the Borrower an aggregate amount not exceeding one hundred and eighty million Dollars ($180,000,000) in order to assist the Borrower in financing and/or refinancing the purchase price of the Vessel pursuant to the Building Contract and pre-delivery costs associated therewith and approved by the Bank

IT IS AGREED  as follows:-

1      Definitions and Interpretation

       1.1    Definitions

              In this Agreement:-

              1.1.1 "the Accounts" means the Cash Account and the Earnings Account.

              1.1.2 "the Account Security Deeds" means the Account Security Deeds referred to in Clause 8.1.3.

              1.1.3 "the Address for Service" means Golar Management Limited, 30 Marsh Wall, London E14 9TP or, in relation to any of the Security Parties, such other address in England and Wales as that Security Party may from time to time designate by no fewer than ten days' written notice to the Bank.

              1.1.4 "the Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code.

              1.1.5 "the Advance Date", in relation to any Drawing, means the date on which that Drawing is advanced by the Bank to the Borrower pursuant to Clause 2.

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              1.1.6  "the  Assignment"  means  the  deed  of  assignment  of the
                     Insurances,   Earnings,   Charter  Rights  and  Requisition
                     Compensation referred to in Clause 8.2.2.

              1.1.7 "the Availability Termination Date" means 30 June 2003 or such later date as the Bank may in its discretion agree, such agreement not to be unreasonably withheld provided that the Charter and the Refund Guarantee shall remain in full force and effect on the date such agreement is given and that they will remain in full force and effect for the duration of the extended period.

              1.1.8  "Balloon" shall have the meaning given to it in Clause 5.1.

              1.1.9  "Break  Costs"  means  all  costs,   losses,   premiums  or
                     penalties incurred by the Bank as shall be conclusively certified by the Bank (save in the case of manifest error) in the circumstances contemplated by Clause 16.4, or as a result of it receiving any prepayment of all or any part of the Loan (whether pursuant to Clause 5 or otherwise), or any other payment under or in relation to the Security Documents on a day other than the due date for payment of the sum in question, and includes (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan, and any liabilities, expenses or losses incurred by the Bank in terminating or reversing, or otherwise in connection with, any interest rate and/or currency swap, transaction or arrangement entered into by the Bank to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement.

              1.1.10 "the   Builder"   means   Daewoo   Shipbuilding   &  Marine
                     Engineering Co. Ltd of the Republic of Korea.

              1.1.11 "the Building Contract" means the contract dated 2 May 2001
                     (as amended by a novation agreement dated 28 May 2001) on the terms and subject to the conditions of which the Builder has agreed to construct the Vessel for, and deliver the Vessel to, the Borrower as the same may be amended, novated or supplemented from time to time.

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              1.1.12 "the  Building  Contract  Assignment"  means  the  deed  of
                     assignment  of  Building   Contract  and  Refund  Guarantee
                     referred to in Clause 8.1.1.

              1.1.13 "Business  Day" means a day on which banks are open for the transaction of business of the nature contemplated by this Agreement (and not authorised by law to close) in New York, United States of America; London, England and any other financial centre which the Bank may consider appropriate for the operation of the provisions of this Agreement.

              1.1.14 "Cash  Account"  means the bank account to be opened in the name of the Borrower with the Bank and designated "LTSB Re:
                     Golar LNG 2215 Corporation - Cash Account -11397893".

              1.1.15 "Charter"  means the time  charterparty  in  respect of the
                     Vessel for a term of not less than twenty (20) years entered or to be entered into between the Borrower and the Charterer or, as the context may require, the bareboat charter replacing the time charter in accordance with the provisions of the time charter as amended, novated, supplemented or replaced from time to time.

              1.1.16 "Charterer"  means  BG  Asia  Pacific  Pte.  Limited  of 83
                     Clemenceau Avenue, #14-08 UE Square (Shell House), Singapore 239920, being a wholly-owned subsidiary of BG Group plc.

              1.1.17 "Charter Rights" means all rights and benefits  accruing to the Borrower under or arising out of the Charter and not forming part of the Earnings.

              1.1.18 "Commitment  Commission" means the commitment commission to be paid by the Borrower to the Bank pursuant to Clause 7.1.

              1.1.19 a  "Communication"  means  any  notice,  approval,  demand, request or other communication from one party to this Agreement to the other.

              1.1.20 "the  Communications  Address"  means c/o Golar  Management
                     Limited,  30 Marsh  Wall,  London E14 9TP (fax no: 020 7517
                     8601) marked for the attention of the Finance Department.

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              1.1.21 "the  Company"  means,  at  any  given  time,  the  company responsible for the Vessel's compliance with the ISM Code pursuant to paragraph 1.1.2 of the ISM Code.

              1.1.22 "Currency of Account"  means, in relation to any payment to be made to the Bank under or pursuant to any of the Security Documents, the currency in which that payment is required to be made by the terms of the relevant Security Document.

              1.1.23 "Default  Rate" means the rate being the  aggregate  of the
                     Margin and two per centum (2%) per annum above the cost to the Bank of obtaining funds in amount similar to the amount of the Indebtedness or any relevant part of the Indebtedness for such periods as the Bank shall determine in its discretion.

              1.1.24 "the  Delivery  Advance Date" means the Advance Date of the
                     Drawing relating to the Delivery Instalment.

              1.1.25 "the Delivery  Instalment" means the Instalment  payable on delivery of the Vessel by the Builder to the Borrower.

              1.1.26 "DOC" means a valid  Document of Compliance  issued for the
                     Company by the Administration pursuant to paragraph 13.2 of the ISM Code.

              1.1.27 "Dollars"   and  "$"  each  means   available   and  freely
                     transferable and convertible funds in lawful currency of the United States of America.

              1.1.28 "Drawdown Notice" means a notice complying with Clause 2.3.

              1.1.29 "Drawing"  means a part of the Loan advanced by the Bank to the Borrower in accordance with Clause 2.3.

              1.1.30 "Earnings" means all hires, freights, pool income and other sums payable to or for the account of the Borrower in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

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              1.1.31 "the Earnings Account" means a bank account to be opened in the name of the Borrower with the Bank and designated "Golar LNG 2215 Corporation - Earnings Account - 11397907".

              1.1.32 "Encumbrance"   means  any   mortgage,   charge  (fixed  or
                     floating), pledge, lien, assignment, hypothecation, preferential right, option, title retention or trust arrangement or any other agreement or arrangement which has the effect of creating security or payment priority.

              1.1.33 "Event  of  Default"  means  any of the  events  set out in
                     Clause 11.2.

              1.1.34 "Environmental  Affiliate"  means any agent or  employee of the Borrower or any other Relevant Party or any person having a contractual relationship with the Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from a Relevant Ship.

              1.1.35 "Environmental Approval" means any consent,  authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provisions of goods and/or services on or from a Relevant Ship required under any Environmental Law.

              1.1.36 "Environmental   Claim"  means  any  and  all  enforcement,
                     clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern from any Relevant Ship.

              1.1.37 "Environmental Laws" means all national,  international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern. 1.1.38 "Excess Amount" means that part of the Loan outstanding from time to time and not forming part of the Balloon.

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              1.1.39 "the  Facility  Period"  means the period  beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been repaid in full and the Borrower has ceased to be under any further actual or contingent liability to the Bank under or in connection with the Security Documents.

              1.1.40 "the  Guarantee"  means the  guarantee and indemnity of the
                     Guarantor referred to in Clause 8.1.2.

              1.1.41 "the  Guarantor"   means  Golar  LNG  Limited,   a  company
                     incorporated according to the laws of Bermuda with its registered office at Par-la-Ville Place, Fourth Floor, 14 Par-la-Ville Road, Hamilton HM08, Bermuda and/or (where the context permits) any other person or company who shall at any time during the Facility Period give to the Bank a guarantee and/or indemnity for the repayment of all or part of the Indebtedness.

              1.1.42 "the  Indebtedness"  means the Loan;  all other sums of any nature (together with all interest on any of those sums) which from time to time may be payable by the Borrower to the Bank pursuant to the Security Documents; any damages payable as a result of any breach by the Borrower of any of the Security Documents; and any damages or other sums payable as a result of any of the obligations of the Borrower under or pursuant to any of the Security Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding.

              1.1.43 "Instalment"  means an instalment of the purchase  price of the Vessel payable by the Borrower pursuant to the Building Contract.

              1.1.44 "Insurances"  means all policies and contracts of insurance
                     (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with the Vessel or her increased value or the Earnings and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

              1.1.45 "Interest  Payment Date" means each date for the payment of interest in accordance with Clause 6.

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              1.1.46 "Interest  Period" means each interest period as determined pursuant to Clause 6.

              1.1.47 "the ISM Code" means the International  Management Code for the Safe Management of Ships and for Pollution Prevention, as adopted by the Assembly of the International Maritime Organisation on 4 November 1993 by resolution A.741 (18) and incorporated on 19 May 1994 as chapter IX of the Safety of Life at Sea Convention 1974.

              1.1.48 "law"   means  any  law,   statute,   treaty,   convention,
                     regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

              1.1.49 "LIBOR"  means the rate  displayed as the British  Bankers'
                     Association Interest Settlement Rate on any information service selected by the Bank on which that rate is displayed, for deposits in Dollars of amounts equal to the amount of the Loan or any relevant part of the Loan for a period equal in length to the relevant Interest Period, or (if the Bank is for any reason unable to ascertain that rate) the rate (rounded upwards to the nearest whole multiple of one-sixteenth of one per centum) at which deposits in Dollars of amounts comparable to the amount of the Loan (or any relevant part of the Loan) are offered to the Bank in the London Interbank market for a period equal in length to the relevant Interest Period.

              1.1.50 "the Loan"  means the  aggregate  amount  from time to time advanced by the Bank to the Borrower pursuant to Clause 2 or, where the context permits, the amount advanced and for the time being outstanding.

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              1.1.51 "the  Managers"  means Golar  Management  Limited,  or such other commercial and/or technical managers of the Vessel nominated by the Borrower as the Bank may in its discretion approve.

              1.1.52 "Mandatory  Cost"  means  the cost  imputed  to the Bank of compliance with the mandatory liquid asset requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, determined in accordance with the Schedule.

              1.1.53 "the Margin" means:-

                     (a) for the period commencing on the first Advance Date and ending on the Delivery Advance Date (the last date excluded), one point four five per centum (1.45%) per annum; and

                     (b) for the period commencing on the Delivery Advance Date and ending on the last date of the Facility Period, the percentage per annum determined by reference to the Standard and Poors ("S&P") rating of the Charterer from time to time as more particularly set out in the table below:-

                                   S &P rating         Margin (%) per annum
                           ------------------------- -----------------------
                                      A                      1.125
                           ------------------------- -----------------------
                                     BBB +                    1.15
                           ------------------------- -----------------------
                                     BBB                      1.20
                           ------------------------- -----------------------
                                     BBB -                    1.25
                           ------------------------- -----------------------
                                      BB                      1.40
                           ------------------------- -----------------------
                                      B                       1.50

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                            Provided  that if, at any time  after  the  Delivery
                            Advance Date, the rating for the Charterer shall at any time fall below an S&P rating of "B", the Bank and the Borrower shall, in the Bank's option, agree a new higher rate for the Margin.

              1.1.54 "Material  of  Environmental  Concern"  means  and  include pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1990.

              1.1.55 "the  Maximum  Loan  Amount"  means one  hundred and eighty million Dollars ($180,000,000).

              1.1.56 "the  Mortgagees'   Insurances"   means  all  policies  and
                     contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and any other insurance from time to time taken out by the Bank in relation to the Vessel, the cost of which shall, for the avoidance of doubt, be for the Borrower's account.

              1.1.57 "the Mortgage" means the first preferred  mortgage referred to in Clause 8.2.1.

              1.1.58 "Operating Expenses" means expenses properly and reasonably incurred by the Borrower in connection with the operation, employment, maintenance, repair and insurance of the Vessel.

              1.1.59 "Permitted Encumbrance" means any Encumbrance which has the prior written approval of the Bank, or any Encumbrance arising either by operation of law or in the ordinary course of the business of the Borrower which is promptly discharged.

              1.1.60 "the  Pledgor"  means the Guarantor in its capacity as sole legal and beneficial shareholder of the Borrower.

              1.1.61 "Potential  Event of Default"  means any event which,  with the giving of notice and/or the passage of time and/or the satisfaction of any materiality test, would constitute an Event of Default.

              1.1.62 "Pounds", "Sterling" and "(pound)" each means available and
                     freely   transferable  and  convertible   funds  in  lawful
                     currency of the United Kingdom.

              1.1.63 "Proceedings"  means any suit,  action or proceedings begun by the Bank arising out of or in connection with the Security Documents.

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              1.1.64 "Quiet  Enjoyment  Letter" means a letter  addressed by the
                     Bank to the Charterer in a form acceptable to the Bank.

              1.1.65 "the  Refund   Guarantee"  means   irrevocable   letter  of
                     guarantee number M0902-107-LG-00057 issued by the Refund Guarantor in favour of the Borrower pursuant to the Building Contract on 19 July 2001.

              1.1.66 "the  Refund  Guarantor"  means the  Export-Import  Bank of
                     Korea.

              1.1.67 "Relevant  Party" means the Borrower and any other Security
                     Party.

              1.1.68 "Relevant  Ship" means the Vessel and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by or chartered to, any Relevant Party.

              1.1.69 "Repayment   Date"  means  the  date  for  payment  of  any
                     Repayment Instalment in accordance with Clause 5.

              1.1.70 "Repayment  Instalment" means any instalment of the Loan to be repaid by the Borrower pursuant to Clause 5.

              1.1.71 "Requisition  Compensation" means all compensation or other money which may from time to time be payable to the Borrower as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

              1.1.72 "the Security Documents" means this Agreement, the Building
                     Contract Assignment, the Guarantee, the Share Pledge, the Mortgage, the Assignment, the Account Security Deed, the Master Agreement and any other Credit Support Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness.

              1.1.73 "Security Parties" means the Borrower,  the Guarantor,  the
                     Pledgor, and any other person or company who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, including, for the avoidance of doubt, the Charterer if the Charter is at any time a bareboat charter and "Security Party" means any one of them.

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              1.1.74 "the Share  Pledge"  means the  pledge of the issued  share capital of the Borrower referred to in Clause 8.1.4.

              1.1.75 "SMC" means a valid safety  management  certificate  issued for the Vessel by or on behalf of the Administration pursuant to paragraph 13.4 of the ISM Code.

              1.1.76 "SMS"  means a  safety  management  system  for the  Vessel developed and implemented in accordance with the ISM Code and including the functional requirements, duties and obligations required by the ISM Code.

              1.1.77 "Taxes" means all taxes, levies, imposts,  duties, charges, fees, deductions and withholdings (including any related interest, fines, surcharges and penalties) and any restrictions or conditions resulting in any charge, other than taxes on the overall net income of the Bank, and "Tax" and "Taxation" shall be interpreted accordingly.

              1.1.78 "Total Loss" means:-

                     (a)    an  actual,   constructive,   arranged,   agreed  or
                            compromised total loss of the Vessel; or

                     (b) the requisition for title or compulsory acquisition of the Vessel by or on behalf of any government or other authority (other than by way of requisition for hire); or

                     (c) the capture, seizure, arrest, detention or confiscation of the Vessel, unless the Vessel is released and returned to the possession of the Borrower within one month after the capture, seizure, arrest, detention or confiscation in question.

              1.1.79 "the Tripartite  Agreement" means the tripartite  agreement attached to the Quiet Enjoyment Letter.

              1.1.80 "the Vessel" means the LNG tanker having the Builder's hull number 2215 currently under construction by the Builder for the Borrower pursuant to the Building Contract and, on delivery to the Borrower, intended to be registered under the flag of the Republic of Liberia in the ownership of the Borrower and everything now or in the future belonging to her on board and ashore.

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       1.2    Interpretation

              In this Agreement:-

              1.2.1 words denoting the plural number include the singular and vice versa;

              1.2.2 words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

              1.2.3  references  to  Recitals,   Clauses  and   Appendices   are
                     references to recitals and clauses of, and appendices to, this Agreement;

              1.2.4 references to this Agreement include the Recitals and the Appendices;

              1.2.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

              1.2.6 references to any document (including, without limitation, to all or any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

              1.2.7 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

              1.2.8 references to the Bank include its successors, transferees and assignees;

              1.2.9  references to times of day are to London time.

       1.3    Offer letter

              This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Bank and the Borrower or their representatives prior to the date of this Agreement.

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2      The Loan and its Purpose

       2.1 Agreement to lend Subject to the terms and conditions of this Agreement, and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Security Documents, the Bank agrees to advance to the Borrower an aggregate amount not exceeding the Maximum Loan Amount to be used by the Borrower for the purpose referred to in Recital (C).

       2.2 Drawings Subject to satisfaction by the Borrower of the conditions set out in Clause 3.1 and Clause 3.2 or 3.3 (as appropriate), and subject to Clause 2.3, the Loan shall be advanced to the Borrower in no more than ten (10) Drawings (but excluding Drawings utilised to pay any interest accruing prior to delivery of the Vessel) (or such other number as the Bank, in its discretion, may agree) in each case by the Bank transferring the amount of the Drawing in accordance with the Borrower's instructions by such method of funds transfer as the Bank and the Borrower shall agree.

       2.3 Advance of Drawings Each Drawing shall be advanced in Dollars on a Business Day, provided that the Borrower shall have given to the Bank not fewer than one Business Day's notice in writing materially in the form set out in Appendix A of the required Advance Date. Each Drawdown Notice once given shall be irrevocable and shall constitute a warranty by the Borrower that:-

              2.3.1 all conditions precedent to the advance of the Drawing requested in that Drawdown Notice will have been satisfied on or before the Advance Date requested;

              2.3.2 no Event of Default or Potential Event of Default will then have occurred;

              2.3.3 no Event of Default or Potential Event of Default will result from the advance of the Drawing in question; and

              2.3.4 there has been no material adverse change in the business, affairs or financial condition of any of the Security Parties from that pertaining at the date of this Agreement.

       2.4 Restrictions on Drawings No more than one Drawing may be requested in respect of each Instalment, and no Drawing in respect of an Instalment shall be in an amount exceeding the amount due and payable by the Borrower to the Builder pursuant to the Builder's invoice in respect of the Instalment in question (and any additional costs and expenses duly authorised by the Bank), as evidenced by the copy invoice delivered by the Borrower to the Bank pursuant to Clause 3.2 or 3.3.

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       2.5    Availability   Termination   Date  The  Bank  shall  be  under  no
              obligation to advance all or any part of the Loan after the Availability Termination Date.

       2.6 Application of Loan Without prejudice to the obligations of the Borrower under this Agreement, the Bank shall not be obliged to concern itself with the application by the Borrower of any Drawing or the Loan.

       2.7 Loan and control accounts The Bank will open and maintain such loan and control accounts for the Borrower as the Bank shall in its discretion consider necessary or desirable.

3      Conditions Precedent and Subsequent

       3.1 Conditions Precedent - General Before the Bank shall have any obligation to advance any part of the Loan, the Borrower shall deliver or cause to be delivered to or to the order of the Bank the following documents and evidence:-

              3.1.1 Evidence of incorporation Such evidence as the Bank may reasonably require that each Security Party was duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, with power to enter into, and perform its obligations under, those of the Security Documents to which it is, or is intended to be, a party, including (without limitation) a copy, certified by a director or the secretary of the Security Party in question as true, complete, accurate and unamended, of all documents establishing or limiting the constitution of each Security Party.

              3.1.2 Corporate authorities Fax copies of a resolution of the directors of each Security Party and a resolution of the shareholders of each Security Party other than the Guarantor if required (together, where appropriate, with signed waivers of notice of any directors' or shareholders' meetings) approving, and authorising or ratifying the execution of, those of the Security Documents to which that Security Party is or is intended to be a party and all matters incidental thereto.

              3.1.3 Officer's certificate Fax copies of a certificate signed by a duly authorised officer of each of the Security Parties setting out the names of the directors, officers and shareholders of that Security Party.

              3.1.4 Power of attorney Fax copies of the notarially attested and legalised power of attorney of each of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party.

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              3.1.5  Building   Contract  and  Refund   Guarantee  A  photocopy,
                     certified  as true,  accurate and complete by a director or
                     the  secretary  of  the  Borrower,   of  (a)  the  Building
                     Contract,  together (where appropriate) with such documents
                     as  the  Bank  may  reasonably   require  to  evidence  the
                     nomination of the Borrower as purchaser of the Vessel pursuant to the Building Contract, and (b) the Refund
                     Guarantee,   in  each  case   together  with  all  addenda,
                     amendments or supplements.

              3.1.6 Charter A photocopy, certified as true, accurate and complete by a director or the secretary of the Borrower of the Charter together with all addenda, amendments or supplements.

              3.1.7 Quiet enjoyment letter The quiet enjoyment letter from the Bank to the Charterer duly acknowledged by the Charterer.

              3.1.8  Security   Documents   This   Agreement  and  the  Security
                     Documents referred to in Clause 8.1 together with all notices and other documents required by any of them, duly executed.

              3.1.9 Notices of assignment The notices of assignment required by the Building Contract Assignment duly executed by the Borrower and acknowledged by the Builder and the Refund Guarantor, as the context may require, together with evidence of the authority of the persons signing the acknowledgement on behalf of each of the Builder and the Refund Guarantor.

              3.1.10 The Pledge  Documents If requested by the Bank,  the Pledge
                     Documents required by the Share Pledge.

              3.1.11 Process  agent  A  letter  from  Golar  Management  Limited accepting their appointment by each of the Security Parties as agent for service of Proceedings pursuant to the Security Documents.

              3.1.12 Technical  Report  A  report  by a  surveyor  and/or  other technical adviser instructed by the Bank to review the Building Contract and the Vessel's specifications confirming that they are in all respects acceptable to the Bank.

              3.1.13 Evidence  of  payment  Receipted  invoices  or  such  other evidence satisfactory to the Bank that the Borrower has paid the first two Instalments due under the Building Contract.

       3.2 Conditions Precedent - pre-delivery Before the Bank shall have any obligation to advance to the Borrower any Drawing in respect of an Instalment other than the Delivery Instalment or any Drawing in respect of any other pre-delivery costs and expenses authorised by the Bank, the Borrower shall, in addition to the documents and evidence delivered pursuant to Clause 3.1, deliver or cause to be delivered to the Bank the following additional documents and evidence:-

              3.2.1 Invoice In the case of a Drawing relating to an Instalment, a photocopy, certified as true, accurate and complete by a director or the secretary of the Borrower, of the invoice issued by the Builder evidencing the obligation of the Borrower to pay the relevant Instalment to the Builder pursuant to the Building Contract on a date no later than the proposed Advance Date of the Drawing in question.

              3.2.2 Evidence of costs and expenses In the case of a Drawing relating to pre-delivery costs and expenses authorised by the Bank other than an Instalment, such evidence as the Bank may require, evidencing the obligation of the Borrower to pay the pre-delivery costs and expenses in question on a date no later than the proposed Advance Date of the Drawing in question.

              3.2.3  Drawdown Notice A Drawdown Notice.

       3.3 Conditions Precedent - Delivery Instalment Before the Bank shall have any obligation to advance to the Borrower a Drawing in respect of the Delivery Instalment, the Borrower shall, in addition to the documents and evidence delivered pursuant to Clause 3.1, deliver or cause to be delivered to the Bank the following additional documents and evidence:-.

              3.3.1 Officer's certificate A certificate signed by a duly authorised officer of each of the Security Parties dated no later than five (5) Business Days before the Delivery Advance Date confirming that none of the documents and evidence delivered to the Bank pursuant to Clauses 3.1.1,
                     3.1.2 and 3.1.4 has been amended, modified or revoked in any way since its delivery to the Bank.

              3.3.2 Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of:-

                     (a) the invoice issued by the Builder and countersigned by the Vessel's classification society evidencing the obligation of the Borrower to pay the Delivery Instalment to the Builder pursuant to the Building Contract on a date no later than the proposed Delivery Advance Date;

                     (b) the builder's certificate and/or bill of sale transferring title in the Vessel to the Borrower free of all encumbrances, maritime liens or other debts;

                     (c) the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Builder to the Borrower pursuant to the Building Contract;

                     (d) the declaration of warranty issued by the Builder to the Borrower pursuant to the Building Contract;

                     (e) the management agreement between the Borrower and the Managers relating to the Vessel;

                     (f) the Vessel's Safety Construction, Safety Equipment, Safety Radio, Load Line and IOPP Certificates;

                     (g) the Vessel's Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

                     (h)    the Vessel's SMC; and

                     (i)    the Company's DOC;

                     in each case together with all addenda, amendments or supplements.

              3.3.3 Evidence of ownership A fax copy of the certificate(s) of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) at the Vessel's existing port of registry confirming that the Vessel is on the Delivery Advance Date owned by the Borrower and free of registered Encumbrances.

              3.3.4 Evidence of insurance Evidence that the Vessel is, or will from the Delivery Advance Date be, insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Bank) a written report regarding the Insurances by an insurance adviser appointed by the Bank in a form acceptable to the Bank.

              3.3.5 Certificate of class A fax copy of an interim Certificate of Class for hull and machinery confirming that the Vessel is classed with the highest class applicable to vessels of her type with Det norske Veritas or such other classification society as may be acceptable to the Bank.

              3.3.6 Survey report A report by a surveyor and/or other technical adviser instructed by the Bank to inspect the Vessel confirming that the condition of the Vessel is in all respects acceptable to the Bank.

              3.3.7 Security Documents The Security Documents referred to in Clause 8.2 together with all notices and other documents required by any of them, duly executed and, in the case of the Mortgage, registered with first priority through the Registrar of Ships (or equivalent official) at the Vessel's port of registry.

              3.3.8  Drawdown Notice A Drawdown Notice.

              3.3.9 Mandates Such duly signed forms of mandate, and/or other evidence of opening of the Accounts, as the Bank may require.

              3.3.10 Legal opinions  Confirmation  satisfactory to the Bank that all legal opinions required by the Bank will be given substantially in the form required by the Bank.

       3.4 Conditions Subsequent - first Drawing The Borrower undertakes to deliver or to cause to be delivered to the Bank on, or as soon as practicable after, the Advance Date of the first Drawing, the following additional documents and evidence:-

              3.4.1 Companies Act registrations Evidence that the prescribed particulars of the Building Contract Assignment and the Share Pledge have been delivered to the Registrar of Companies of England and Wales within the statutory time limit.

              3.4.2 Originals or photocopies Originals or photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of any document which was supplied to the Bank as a fax copy pursuant to Clause 3.1.

       3.5 Conditions Subsequent - Delivery Advance The Borrower undertakes to deliver or to cause to be delivered to the Bank on, or as soon as practicable after, the Delivery Advance Date, the following additional documents and evidence:-

              3.5.1 Evidence of registration Evidence of permanent registration of the Vessel and the Mortgage (with first priority) with the Registrar of Ships (or equivalent official) at the Vessel's port of registry.

              3.5.2 Letters of undertaking Letters of undertaking as required by the Security Documents in form and substance acceptable to the Bank.

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              3.5.3  Legal  opinions  Such  legal  opinions  as the  Bank  shall require.

              3.5.4 Companies Act registrations Evidence that the prescribed particulars of the Security Documents have been delivered to the Registrar of Companies of England and Wales within the statutory time limit.

              3.5.5 Originals or photocopies Originals or photocopies certified as true, accurate and complete by a director or the secretary of the Borrower, of any document which was supplied to the Bank as a fax copy pursuant to Clause 3.3.

              3.5.6  Master's receipt The master's receipt for the Mortgage.

       3.6 No waiver If the Bank in its sole discretion agrees to advance any Drawing to the Borrower before all of the documents and evidence required by Clause 3.1 and/or 3.2 and/or 3.3 have been delivered to or to the order of the Bank, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Bank no later than the date specified by the Bank, and the Bank's advance of the Drawing shall not be taken as a waiver of its right to require production of all the documents and evidence required by Clauses 3.1, 3.2 and 3.3.

       3.7 Form and content All documents and evidence delivered to the Bank pursuant to this Clause shall:-

              3.7.1  be in form and substance acceptable to the Bank;

              3.7.2 be accompanied, if required by the Bank, by translations into the English language, certified in a manner acceptable to the Bank;

              3.7.3 if required by the Bank, be certified, notarised, legalised or attested in a manner acceptable to the Bank.

       3.8 Event of Default The Bank shall be under no obligation to advance any part of the Loan nor to act on any Drawdown Notice if, at the date of any Drawdown Notice or at the date on which the advance of a Drawing is requested in any Drawdown Notice, an Event of Default or Potential Event of Default shall have occurred, or if an Event of Default or Potential Event of Default would result from the advance of the Drawing in question.

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4      Representations and Warranties

       The Borrower represents and warrants to the Bank at the date of this Agreement and (by reference to the facts and circumstances then pertaining) at the date of each Drawdown Notice, at each Advance Date and at each Interest Payment Date as follows:-

       4.1 Incorporation and capacity Each of the Security Parties is a body corporate duly constituted and existing and (where applicable) in good standing under the law of its country of incorporation, in each case with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business, and all of the corporate shareholders (if any) of each Security Party are duly constituted and existing under the laws of their countries of incorporation with perpetual corporate existence and the power to sue and be sued, to own their assets and to carry on their business.

       4.2 Solvency None of the Security Parties is insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Security Parties or all or any part of their assets.

       4.3 Binding obligations The Building Contract does, and the Security Documents when duly executed and delivered will, constitute the legal, valid and binding obligations of the Security Parties enforceable in accordance with their respective terms.

       4.4 Satisfaction of conditions All acts, conditions and things required to be done and satisfied and to have happened prior to the execution and delivery of the Security Documents in order to constitute the Security Documents the legal, valid and binding obligations of the Security Parties in accordance with their respective terms have been done, satisfied and have happened in compliance with all applicable laws.

       4.5 Registrations and consents With the exception only of the registrations referred to in Clauses 3.4 and 3.5, all (if any) consents, licences, approvals and authorisations of, or registrations with or declarations to, any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity or enforceability of the Security Documents have been obtained or made and remain in full force and effect and the Borrower is not aware of any event or circumstance which could reasonably be expected adversely to affect the right of any of the Security Parties to hold and/or obtain renewal of any such consents, licences, approvals or authorisations.

       4.6 Disclosure of material facts The Borrower is not aware of any material facts or circumstances which have not been disclosed to the Bank and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower.

       4.7 No material litigation There is no action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority which would, or would be likely to, have a materially adverse effect on the business, assets, financial condition or creditworthiness of any of the Security Parties.

       4.8 No breach of law or contract The execution, delivery and performance of the Security Documents will not contravene any contractual restriction or any law binding on any of the Security Parties or on any shareholder (whether legal or beneficial) of any of the Security Parties, or the constitutional documents of any of the Security Parties, nor result in the creation of, nor oblige any of the Security Parties to create, any Encumbrance over all or any of its assets, with the exception of the Encumbrances created by or pursuant to the Security Documents, and, in entering into those of the Security Documents to which it is, or is to be, a party, and in borrowing the Loan, the Borrower is acting for its own account.

       4.9 No deductions The Borrower is not required to make any deduction or withholding from any payment which it may be obliged to make to the Bank under or pursuant to the Security Documents.

       4.10 No established place of business in the United Kingdom or United States None of the Security Parties has, nor will any of them have during the Facility Period, an established place of business in the United Kingdom or the United States of America.

       4.11 Use of Loan The Loan will be used for the purpose specified in Recital (C).

       4.12 Completeness of Documents The certified copy documents provided or to be provided by the Borrower to the Bank in accordance with Clauses 3.1.5, 3.1.6, 3.2.1 and 3.3.2 do, or will, constitute the full agreement between (i) the Builder and the Borrower and the Refund Guarantor and the Borrower in relation to the construction, sale and purchase of the Vessel, and (ii) the Borrower and the Charterer in relation to the time chartering of the Vessel, and, in each case, there are no commissions, rebates, premiums or other payments due other than in the ordinary course of business or as disclosed to, and approved in writing by, the Bank.

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5      Repayment and Prepayment

       5.1 Repayment The Borrower agrees to repay the Loan to the Bank by (a) one hundred and forty four (144) consecutive monthly Repayment Instalments and (b) a balloon payment in the amount of one hundred and eighteen million Dollars ($118,000,000) (the "Balloon") payable concurrently with the final Repayment Instalment, the first Repayment Date being the earlier of (i) the date upon which the Borrower delivers the Vessel to the Charterer under the Charter (whether immediately ex-Builder's yard or in Trinidad) and
              (ii) the date which is one calendar month after the Delivery Advance Date and subsequent Repayment Dates being at consecutive intervals of one calendar month thereafter. Subject always to the provisions of Clause 5.2, the amount of each Repayment Instalment shall be the amount shown as principal in the column headed "Principal Repayment" in Schedule 1.

       5.2 Reduction of Balloon If the aggregate amount advanced to the Borrower is less than the Maximum Loan Amount, each Repayment Instalment (including the Balloon) the Balloon shall be reduced pro rata.

       5.3 Prepayment The Borrower may prepay the Loan in whole or in part in an amount equal to one million Dollars ($1,000,000) or an integral multiple of that amount (or as otherwise may be agreed by the Bank) provided that it has first given to the Bank not fewer than ten (10) days' prior written notice expiring on a Business Day of its intention to do so. Any notice pursuant to this Clause once given shall be irrevocable and shall oblige the Borrower to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day.

       5.4 Prepayment indemnity If the Borrower shall, subject always to Clause 5.3, make a prepayment on a Business Day other than the last day of an Interest Period in respect of the whole of the Loan, it shall, in addition to the amount prepaid and accrued interest, pay to the Bank any amount which the Bank may certify is necessary to compensate the Bank for any Break Costs incurred by the Bank as a result of the making of the prepayment in question.

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       5.5    Application of  prepayments  Any prepayment in an amount less than the Indebtedness shall be applied in satisfaction or reduction first of any costs and other amounts outstanding (including, for the avoidance of doubt, any Break Costs); secondly of all interest outstanding; thirdly of the Balloon; and fourthly of the Repayment Instalments in inverse order of maturity.

       5.6 No reborrowing No amount repaid or prepaid pursuant to this Agreement may in any circumstances be reborrowed.

6      Funding of Balloon and Interest

       6.1 Determination of Funding Rate for the Balloon The Borrower irrevocably authorises the Bank to obtain at the Bank's discretion, subject always to the provisions of Clause 9.2.13 on a Business Day nominated by the Borrower, in accordance with its normal practices, a rate in the London Interbank Market for fixed rate funds in amounts and maturities appropriate to match the repayment of the Balloon in accordance with Clause 5.1 and on the basis that interest will accrue on the Balloon at the aggregate of
              (a) the fixed rate obtained by the Bank and (b) the Margin (together "the Funding Rate"), the amount of each such payment to be calculated by the Bank whose certification shall be final (save in the case of manifest error).

       6.2 Assumptions The Borrower acknowledges that the form of Schedule 1 annexed to this Agreement is by way of example only and has been calculated upon the assumptions that (a) the interest rate payable on the Balloon will be seven point three four per cent (7.340%) per annum, and (b) the amount of the Balloon will be one hundred and eighteen million Dollars (US$118,000,000). If, (when the Bank has fixed the Funding Rate in accordance with Clause 6.1) any of such assumptions proves to be incorrect, the Bank shall reissue
              Schedule 1. The revised schedule shall constitute Schedule 1 to this Agreement for all purposes and each reference to "Schedule 1" in this Agreement shall thereafter be a reference to such revised schedule, unless and until further revised in accordance with this Agreement and the Bank's calculation and certification of such revised schedule shall (in the absence of manifest error) be conclusive.

       6.3 Payment of Interest in respect of the Balloon Interest shall accrue on the Balloon from day to day at the Funding Rate and accrued interest (other than interest at the Default Rate, in respect of which Clause 6.12 shall apply) shall be paid on each Repayment Date in the amount specified in the column headed "Interest Payment - Balloon" in Schedule 1.

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       6.4    Notification  of Funding  Rate The Bank shall  notify the Borrower promptly of the Funding Rate applicable to the Balloon determined by it under this Clause 6.

       6.5    Market disruption: non-availability

              6.5.1 If and whenever the Bank decides (which decision shall, in the absence of manifest error, be conclusive):

                     (a) that adequate and fair means do not exist for ascertaining the Funding Rate; or

                     (b) that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Balloon;

                            the Bank shall give a notice (a "Determination Notice") to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Balloon (if any) shall not be advanced or borrowed until notice to the contrary is given to the Borrower by the Bank.

              6.5.2 During the period of ten (10) days after any Determination Notice has been given by the Bank pursuant to Clause 6.5.1, the Bank shall certify an alternative basis (the "Substitute Basis") for maintaining the continuing drawing of the Balloon. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in Clause 6.5.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

       6.6 Interest Periods for the Excess Amount The period during which any part of the Excess Amount shall be outstanding pursuant to this Agreement shall be divided into consecutive Interest Periods of either:

              6.6.1  three, six, nine or twelve months' duration; or

              6.6.2 such other duration as may be agreed by the Bank in its discretion.

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       6.7    Beginning  and end of  Interest  Periods  in respect of the Excess
              Amount The first Interest Period in respect of the Excess Amount or a part thereof shall begin on the first Advance Date. Notwithstanding Clause 6.6 the first Interest Period in respect of each Drawing or a part thereof forming part of the Excess Amount other than the first shall be of such a length as to end on the same date as the then current Interest Period applicable to the remainder of the Excess Amount, and the final Interest Period in respect of the Excess Amount shall end on the Repayment Date applicable to the final Repayment Instalment for the Loan.

       6.8 Interest Periods to meet Repayment Dates After delivery of the Vessel pursuant to the Building Contract, if an Interest Period does not expire on the next Repayment Date, there shall, in respect of each part of the Excess Amount equal to a Repayment Instalment falling due for payment before the expiry of that Interest Period, be a separate Interest Period which shall expire on the relevant Repayment Date in respect of the Excess Amount, and the Interest Period selected or agreed shall apply to the balance of the Excess Amount only.

       6.9 Interest rate for the Excess Amount During each Interest Period interest shall accrue on the Excess Amount at the rate determined by the Bank to be the aggregate of (a) the Margin, (b) LIBOR determined at or about 11.00 a.m. on the second Business Day prior to the beginning of that Interest Period and (c) the Mandatory Cost.

       6.10 Accrual and payment of interest Interest on the Excess Amount shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrower to the Bank on the last day of each Interest Period in respect of their Excess Amount and additionally during any Interest Period exceeding three months, on the last day of each successive three month period after the beginning of that Interest Period.

       6.11 Ending of Interest Periods Each Interest Period applicable to the Excess Amount shall, subject to Clauses 6.7 and 6.8, end on the date which numerically corresponds to the date on which the immediately preceding Interest Period in respect of the Excess Amount or a part thereof ended (or, in the case of the first Interest Period, to the first Advance Date) in the calendar month which is the number of months selected or agreed after the calendar month in which the immediately preceding Interest Period in respect of the Excess Amount ended (or, in the case of the first Interest Period, in which the first Advance Date occurred), except that:-

              6.11.1 if  there  is no  numerically  corresponding  date  in  the calendar month in which the Interest Period in respect of the Excess Amount (or a part thereof) ends, the Interest Period in respect of the Excess Amount (or a part thereof) shall end on the last Business Day in that calendar month; and

              6.11.2 if any Interest  Period in respect of the Excess Amount (or a part thereof) would end on a day which is not a Business Day, that Interest Period in respect of the Excess Amount (or a part thereof) shall end on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month, in which event the Interest Period in respect of the Excess Amount (or a part thereof) in question shall end on the next preceding Business Day).

              Any adjustment made pursuant to Clause 6.11.1 or 6.11.2 shall be ignored for the purpose of determining the date on which any subsequent Interest Period shall end.

       6.12 Default Rate If an Event of Default shall occur, the whole of the Indebtedness shall, from the date of the occurrence of the Event of Default, bear interest up to the date of actual payment (both before and after judgment) at the Default Rate, compounded at such intervals as the Bank shall in its discretion determine, which interest shall be payable from time to time by the Borrower to the Bank on demand.

       6.13 Determinations conclusive Each determination of an interest rate made by the Bank in accordance with Clause 6 shall (save in the case of manifest error or on any question of law) be final and conclusive.

       6.14 Determination of Funding Rate for the Excess Amount The Borrower may, provided no Event of Default has occurred which is continuing and subject to the Bank's consent such consent not to be unreasonably withheld, elect to fix the rate of interest pursuant to this Clause 6 payable in respect of the Excess Amount by giving to the Bank not less than three (3) Business Days written notice of its intention to do so. If the Borrower makes such an election pursuant to this Clause 6.14, the Borrower irrevocably authorises the Bank to obtain at the Bank's discretion, in accordance with its normal practices, a rate in the London Interbank Market for fixed rate funds in amounts and maturities appropriate to match the repayment of the Excess Amount or, as appropriate, the balance of the Excess Amount by one hundred and forty four (144) or, if appropriate, the number of Repayment Instalments still outstanding at the date on which the election contained in this Clause 6.14 shall become effective, monthly Repayment Instalments in accordance with Clause 5.1 and on the basis that interest will accrue on the Loan at the aggregate of (a) the cost of funds to the Bank (as determined by the Bank), (b) the Margin and (c) the Mandatory Cost ( together "the Funding Rate"), the amount of each such payment and the proportion of each such payment which is allocated to principal or interest to be calculated by the Bank on an annuity basis.

       6.15 Payment of Interest in respect of the Excess Amount If the Borrower elects to fix the rate of interest in accordance with and pursuant to Clause 6.14 interest shall accrue on the Loan from day to day at the Funding Rate and accrued interest (other than interest at the Default Rate, in respect of which Clause 6.12 shall apply) shall be paid on each Repayment Date in respect of the Excess Amount in an amount as notified by the Bank to the Borrower which amount shall constitute a new Schedule 1 to this Agreement and which, save in the case of manifest error, shall be binding on the Borrower with regard to repayment of principal and interest.

       6.16 Notification of Funding Rate The Bank shall notify the Borrower promptly of the Funding Rate determined by it under this Clause 6.16.

       6.17   Market disruption: non-availability

              6.17.1 If an election has been made pursuant to the  provisions of
                     Clause 6.14 if and whenever the Bank decides (which decision shall, in the absence of manifest error, be conclusive):

                     (a) that adequate and fair means do not exist for ascertaining the Funding Rate; or

                     (b) that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan;

                     the Bank shall give a notice (a "Determination Notice") to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Excess Amount (if any) shall not be advanced or borrowed until notice to the contrary is given to the Borrower by the Bank.

              6.17.2 During the period of ten (10) days after any  Determination
                     Notice has been given by the Bank pursuant to clause 6.17.1, the Bank shall certify an alternative basis (the "Substitute Basis") for maintaining the Excess Amount. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in clause 6.17.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

7      Fees

       7.1 Arrangement fee The Borrower shall pay to the Bank an arrangement fee of one million two hundred and fifty thousand Dollars
              ($1,250,000) by way of two instalments, of which two hundred and fifty thousand Dollars ($250,000) shall be paid on or before the earlier to occur of the delivery of the Vessel by the Builder to the Borrower and the Availability Termination Date and the balance of one million Dollars ($1,000,000) shall be paid immediately upon demand by way of written notice from the Bank to the Borrower.

       7.2 Commitment commission The Borrower shall pay to the Bank a commitment commission calculated at the rate of one half of one per centum (1/2%) per annum on the undrawn amount of the Loan from time to time from the earlier of the date of this Agreement and 15 January 2002 to the earlier to occur of (a) the date on which the Maximum Loan Amount shall have been advanced to the Borrower and
              (b) the Availability Termination Date, both dates inclusive. The Commitment Commission will accrue from day to day on the basis of a 360 day year and the actual number of days elapsed, and shall be paid quarterly in arrears with a final pro rata payment on the earlier to occur of the date on which the Maximum Loan Amount shall have been advanced to the Borrower and the Availability Termination Date.

8      Security Documents

       As security for the repayment of the Indebtedness, the Borrower shall execute and deliver to the Bank or cause to be executed and delivered to the Bank, the following Security Documents in such forms and containing such terms and conditions as the Bank shall require:-

       8.1    pre-delivery on or before the first Advance Date:-

              8.1.1 the Building Contract Assignment a deed of assignment of the Building Contract and Refund Guarantee;

              8.1.2  the Guarantee the guarantee and indemnity of the Guarantor;

              8.1.3 the Account Security Deeds account security deeds, one in respect of all amounts from time to time standing to the credit of the Cash Account and one in respect of all amounts from time to time standing to the credit of the Earnings Account; and

              8.1.4 the Share Pledge if requested by the Bank, a pledge of all the issued shares of the Borrower.

       8.2    post-delivery on or before the Delivery Advance Date:-

              8.2.1  the Mortgage a first  preferred  mortgage  over the Vessel;
                     and

              8.2.2 the Assignment a deed of assignment of the Insurances, Earnings, Charter Rights, and Requisition Compensation.

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9      Covenants

       9.1    Negative covenants

              The Borrower will not without the Bank's prior written consent:-

              9.1.1 no disposals or third party rights dispose of or create or permit to arise or continue any Encumbrance or other third party right on or over all or any part of its present or future assets or undertaking other than any Permitted Encumbrances existing from time to time; nor

              9.1.2 no borrowings borrow any money or incur any obligations under leases other than pursuant to this Agreement except in respect of inter-company loans which have been fully subordinated to the Bank's rights under the Security Documents in a manner acceptable to the Bank; nor

              9.1.3 no repayments repay any loans made to it except in respect of inter-company loans or amounts made available to it by the Guarantor; nor

              9.1.4 no substantial liabilities except in the ordinary course of business, incur any liability to any third party which is in the opinion of the Bank of a substantial nature; nor

              9.1.5 no other business engage in any business other than the ownership, operation, chartering and management of the Vessel; nor

              9.1.6 no loans or other financial commitments make any loan nor enter into any guarantee or indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person; nor

              9.1.7 no sale of Vessel sell or otherwise dispose of the Vessel or any shares in the Vessel nor agree to do so; nor

              9.1.8 no chartering after Event of Default following the occurrence and during the continuation of an Event of Default let the Vessel on charter or renew or extend any charter or other contract of employment of the Vessel (nor agree to do so) other than under the Charter; nor

              9.1.9 no change in management appoint anyone other than the Managers as commercial or technical managers of the Vessel, nor terminate or materially vary the arrangements for the commercial or technical management of the Vessel, nor permit the Managers to change the sub-contractors or delegate the commercial or technical management of the Vessel to any third party except as already notified to the Bank; nor

              9.1.10 no change in ownership or control  permit any change in its beneficial ownership and control from that advised to the Bank at the date of this Agreement.

              9.1.11 no  amendments  to  Charter  agree  to any  substantial  or material amendment to or variation of the Charter, nor excuse the Charterer from performance of any of its obligations pursuant to the Charter.

       9.2    Positive covenants

              9.2.1 Registration of Vessel The Borrower undertakes to maintain the registration of the Vessel under the flag referred to in Recital (B) from the Delivery Advance Date and for the remainder of the Facility Period.

              9.2.2 Financial statements The Borrower will supply to the Bank, without request, (a) the Borrower's annual financial statements for each financial year of the Borrower ending during the Facility Period, containing (amongst other things) the Borrower's profit and loss account for, and balance sheet at the end of, each such financial year, prepared in accordance with generally accepted international accounting principles and practices acceptable to the Bank consistently applied, and audited by a firm of chartered accountants (or equivalent) acceptable to the Bank, in each case within one hundred and eighty
                     (180) days of the end of the financial year to which they relate and (b) the quarterly unaudited financial management statements for each financial quarter of the Borrower ending during the Facility Period within sixty (60) days after the end of the quarter to which they relate. The Borrower will procure that the Bank is given the like information relating to the Guarantor within the same time frames as aforementioned.

              9.2.3 Other information The Borrower will promptly supply to the Bank copies of all financial and other information from time to time given by the Borrower to its shareholders and such information and explanations as the Bank may from time to time require in connection with the operation of the Vessel and the Borrower's profit and liquidity, and will procure that the Bank be given the like information and explanations relating to all other Security Parties (other than the Charterer).

              9.2.4 Evidence of goodstanding The Borrower will from time to time on the request of the Bank provide the Bank with evidence in form and substance satisfactory to the Bank that the Security Parties and all corporate shareholders of any of the Security Parties remain in good standing.

              9.2.5 Evidence of current COFR Without limiting the Borrower's obligations under Clause 9.2.3, the Borrower will from time to time on the request of the Bank provide the Bank with such evidence as the Bank may reasonably require that the Vessel has a valid and current Certificate of Financial Responsibility pursuant to the United States Oil Pollution Act 1990.

              9.2.6  ISM Code compliance The Borrower will:-

                     (a) procure that the Vessel remains, from the Delivery Advance Date and for the remainder of the Facility Period, subject to a SMS;

                     (b) maintain a valid and current SMC for the Vessel from the Delivery Advance Date and for the remainder of the Facility Period;

                     (c) if not itself the Company, procure that the Company maintains a valid and current DOC from the Delivery Advance Date and for the remainder of the Facility Period;

                     (d) immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the Vessel's SMC or of the Company's DOC;

                     (e) immediately notify the Bank in writing of any "accident" or "major non-conformity", as each of those terms is defined in the Guidelines on the
                            Implementation of the International Safety Management Code by Administrations adopted by the Assembly of the International Maritime Organisation pursuant to Resolution A.788(19), and of the steps being taken to remedy the situation; and

                     (f) not without the prior written consent of the Bank (which will not be unreasonably withheld) change the identity of the Company.

              9.2.7  Inspection   of  records  The  Borrower   will  permit  the
                     inspection of its financial records and accounts from time to time by the Bank or its nominee.

              9.2.8  Pari passu  obligations  The  Borrower  will  ensure  that, throughout the Facility Period, the obligations of the Security Parties under or pursuant to the Security Documents rank at least pari passu with all other existing or future indebtedness, obligations or liabilities of the Security Parties, other than any mandatorily preferred by law.

              9.2.9  Notification   of  Event  of  Default  The  Borrower   will
                     immediately notify the Bank in writing of the occurrence of any Event of Default or Potential Event of Default.

              9.2.10 Valuations  The  Borrower  will at the request of the Bank, but no more than once in each twelve (12) month period, provide the Bank with a valuation of the Vessel (on the basis of an arm's length sale on normal commercial terms and free of any existing charter or other contract of employment), such valuation to be obtained by the
                     Borrower's existing panel of valuation brokers (namely, Fearnleys, Platou and Basso) (or such other brokers as may be acceptable to the Bank) the cost of such valuation to be for the account of the Borrower. In addition, the Borrower will provide the Bank with copies of such other valuations of the Vessel as may be obtained from time to time by the said valuation brokers.

              9.2.11 Performance  of  Charter  The  Borrower  will  perform  the
                     Charter in accordance with its terms and will not without the prior written consent of the Bank terminate or purport to terminate the Charter (irrespective of the terms of the Charter) the Borrower acknowledging by its execution of this Agreement that, if any such consent is given by the Bank, the Bank shall be under no liability in the event that any termination of the Charter is subsequently adjudged to constitute a repudiation of the Charter.

              9.2.12 Mandatory Prepayment If, at any time:-

                     (a) before the Delivery Advance Date, any of the circumstances set out in Clauses 11.2.5 or 11.2.6 occurs in relation to the Builder or the Refund Guarantor; or

                     (b)    after  the  Delivery   Advance  Date,   any  of  the
                            circumstances set out in Clauses 11.2.5 or 11.2.6 occurs in relation to the Charterer; or

                     (c) before the Delivery Advance Date, either the Building Contract or the Refund Guarantee is terminated, revoked, cancelled or repudiated or otherwise ceases to remain in full force and effect; or

                     (d) during the Facility Period the Charter is terminated, revoked, cancelled or repudiated or otherwise ceases to remain in full force and effect;

                     the Indebtedness (including all accrued interest) shall immediately be prepaid. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period in respect of the whole of the Loan.

              9.2.13 Hedging enter into hedging arrangements satisfactory to the
                     Bank in all respects in respect of an amount equal to the Balloon by no later than 15 February 2002 for the duration of the period up to and including the date of repayment of the Balloon pursuant to Clause 5.1.

              9.2.14 Tripartite Agreement  immediately enter into the Tripartite
                     Agreement and immediately procure that the Charterer enters into the Tripartite Agreement should the Charter become a bareboat charter.

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10     Cash and Earnings Accounts

       10.1 Maintenance of Accounts The Borrower shall maintain the Accounts with the Bank from the Delivery Advance Date and for the remainder of the Facility Period free of Encumbrances and rights of set off other than as created by or pursuant to the Security Documents.

       10.2 Earnings The Borrower shall procure that there is credited to the Earnings Account all Earnings and any Requisition Compensation.

       10.3 Application of Earnings Account The Borrower shall procure that there is transferred from the Earnings Account (and irrevocably authorises the Bank to transfer from the Earnings Account) to the Bank:-

              10.3.1 on  each  Repayment  Date,  the  amount  of  the  Repayment
                     Instalment then due;

              10.3.2 on each Interest  Payment Date, the amount of interest then due; and

              10.3.3 to the extent that the Monthly  Payment Amount has not been made in accordance with Clause 10.5 an amount equal to any shortfall.

       10.4 Borrower's obligations not affected If for any reason the amount standing to the credit of the Earnings Account shall be insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrower's obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected.

       10.5 Transfers to Cash Account If at any time after the Delivery Advance Date, the Excess Amount shall be subject to a floating interest rate in accordance with the provisions of Clauses 6.6 - 6.11, then the Borrower shall procure that there is paid to the Cash Account (from sums standing to the credit of the Earnings Account or otherwise) during each calendar month an amount of not less than three hundred and thirty three thousand three hundred and thirty three Dollars ($333,333) (each such payment a "Monthly Payment Amount"). The Borrower's obligation to effect payments to the Cash Account as aforesaid shall continue until such time as the balance standing to the credit of the Cash Account shall be in an amount of five million Dollars ($5,000,000) (the "Cap"); it is agreed that the period for such obligation, the amount of the Monthly Payment Amount and the amount of the Cap can be varied upon the request of the Borrower and upon terms acceptable to the Bank.

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       10.6   Amendments  to Cap If the Borrower and the Bank shall agree to fix the rate of interest for the whole or part of the Excess Amount in accordance with the provisions of Clause 6.14, the Bank and the Borrower will negotiate in good faith to agree a new Cap (the "New Cap") and new "Monthly Payment Amount" on terms acceptable to the Bank.

       10.7 Release of Surplus Any amount in excess of the Cap or any New Cap (as the case may be) or in excess of the amounts required to be standing to the credit of the Cash Account pursuant to Clause 10.5 shall (unless an Event of Default shall have occurred and be continuing) be released to or to the order of the Borrower

       10.8 Restriction on withdrawal During the Facility Period no sum may be withdrawn from the Accounts (except in accordance with this Clause) without the prior written consent of the Bank but for the avoidance of doubt may be utilised in respect of prepayments in accordance with Clause 5.3, 5.4 and 5.5. For the avoidance of doubt provided no Event of Default has occurred which is continuing, and provided the obligations pursuant to Clause 10.5 have been fulfilled, any surplus money standing to the credit of the Earnings Account and/or the Cash Account shall be at the free disposal of the Borrower.

       10.9 Relocation of Accounts At any time following the occurrence and during the continuation of an Event of Default, the Bank may without the consent of the Borrower relocate either or both of the Accounts to any other branch of the Bank, without prejudice to the continued application of this Clause and the rights of the Bank under or pursuant to the Security Documents.

11     Events of Default

       11.1 The Bank's rights If any of the events set out in Clause 11.2 occurs, the Bank may at its discretion by notice to the Borrower declare itself to be under no further obligation to the Borrower under or pursuant to this Agreement and may declare all or any part of the Indebtedness (including such unpaid interest as shall have accrued) to be immediately payable, in which event the Indebtedness (or the part of the Indebtedness referred to in the Bank's notice) shall immediately become due and payable without any further demand or notice of any kind.

       11.2   Events of Default The events referred to in Clause 11.1 are:-

              11.2.1 payment default if the Borrower  defaults in the payment of any part of the Indebtedness when due; or

              11.2.2 other  default  if any of the  Security  Parties  fails  to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in any of the Security Documents or shall in any other way be in breach of or do or cause to be done any act repudiating or evidencing an intention to repudiate any of the Security Documents; or

              11.2.3 misrepresentation    or   breach   of   warranty   if   any
                     representation or warranty made or repeated, or any other information given, by any of the Security Parties to the Bank in or leading up to or during the currency of any of the Security Documents, or in or pursuant to any notice or other document delivered to the Bank under or pursuant to any of the Security Documents, is false or incorrect or misleading in any respect which the Bank in its discretion considers to be material; or

              11.2.4 execution if a distress or execution or other  process of a court or authority is levied on any of the property of any of the Security Parties before or after final judgment or by order of any competent court or authority and is not satisfied within seven days of levy; or

              11.2.5 insolvency events if any of the Security Parties:-

                     (a) resolves to appoint, or applies for or consents to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets; or

                     (b) is unable or admits its inability to pay its debts as they fall due; or

                     (c) makes a general assignment for the benefit of creditors or enters into a moratorium on payment of any of its indebtedness; or

                     (d)    ceases trading or threatens to cease trading; or

                     (e) has appointed an Inspector under the Companies Act 1985 or any statutory provision which the Bank in its discretion considers analogous thereto; or

              11.2.6 insolvency  proceedings if any proceedings are commenced or threatened, or any order or judgment is given by any court, for the bankruptcy, liquidation, winding up, administration or re-organisation of any of the Security Parties or for the appointment of a receiver, administrative receiver, administrator, liquidator or trustee of any of the Security Parties or of all or part of the assets of any of the Security Parties, or if any person appoints or purports to appoint such receiver, administrative receiver, administrator, liquidator or trustee;

              11.2.7 impossibility  or  illegality  if any  event  occurs  which would, or would with the passage of time, render performance of any of the Security Documents by any of the Security Parties impossible, unlawful or unenforceable by the Bank; or

              11.2.8 conditions  subsequent if any of the  conditions set out in
                     Clause 3.4 or 3.5 is not satisfied within the time reasonably required by the Bank; or

              11.2.9 revocation or modification of consents etc. if any consent, licence, approval, authorisation, filing, registration or other requirement of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Security Documents is not obtained or is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Bank considers is, or may be, prejudicial to its interests, or ceases to remain in full force and effect; or

             11.2.10 curtailment  of  business  if  the  business  of any of the
                     Security Parties is wholly or partially curtailed or suspended by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government; or

             11.2.11 loss of Vessel if the Vessel or any other  vessel which may from time to time be mortgaged to the Bank as security for the repayment of all or any part of the Indebtedness is destroyed, abandoned, confiscated, forfeited, condemned as prize or becomes a Total Loss, except that a Total Loss shall not be an Event of Default if:-

                     (a) the Vessel or other vessel is insured in accordance with the Security Documents; and

                     (b) no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Bank in its discretion that any such refusal or dispute is likely to occur; and

                     (c) payment of all insurance proceeds in respect of the Total Loss is made in full to the Bank within one hundred and twenty days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Bank may in its discretion agree; or

             11.2.12 acceleration   of   other   indebtedness   if   any   other
                     indebtedness or obligation for borrowed money of any of the Security Parties becomes due or capable of being declared due prior to its stated maturity by reason of default on the part of that Security Party, or is not repaid or satisfied at maturity; or

             11.2.13 challenge  to  registration  if  the  registration  of  the
                     Vessel or the Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or if the validity or priority of the Mortgage is contested; or

             11.2.14 war if the country of  registration  of the Vessel  becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Bank in its discretion considers that, as a result, the security conferred by the Security Documents is materially prejudiced; or

             11.2.15 Margin  if, in the event  that the  Charterer's  S&P rating falls below "B", the Bank and the Borrower fails to agree a new rate for the Margin within ten (10) Business Days thereof.

             11.2.16 notice of termination if the Guarantor  gives notice to the
                     Bank to determine its obligations under the Guarantee; or

             11.2.17 material  adverse  change  etc.  if  anything  is  done  or permitted or omitted to be done by any of the Security Parties which in the reasonable opinion of the Bank jeopardises or imperils (or may jeopardise or imperil) the rights conferred on the Bank by the Security Documents, or if there occurs (in the opinion of the Bank) any material adverse change in the business, affairs or financial condition of any of the Security Parties from that pertaining at the date of this Agreement; or

             11.2.18 analogous  events if any event which (in the opinion of the
                     Bank) is analogous to any of the events set out above shall occur.

12     Set-Off and Lien

       12.1 Set-off The Borrower irrevocably authorises the Bank at any time after all or any part of the Indebtedness shall have become due and payable to set off without notice any liability of the Borrower to the Bank (whether present or future, actual or contingent, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of the Borrower (whether current or otherwise and whether or not subject to notice) with any branch of the Bank in or towards satisfaction of the Indebtedness and, in the name of the Bank or the Borrower, to do all acts (including, without limitation, converting or exchanging any currency) and execute all documents which may be required to effect such application.

       12.2 Lien The Bank shall have a lien on and be entitled to retain and realise as additional security for the repayment of the Indebtedness any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of any kind of the Borrower (or of the Bank as agent or nominee of the Borrower) from time to time held by the Bank, whether for safe custody or otherwise.

       12.3 Restrictions on withdrawal Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Borrower with the Bank, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Borrower during the Facility Period except in accordance with the Security Documents, but the Bank may from time to time permit the withdrawal of all or any part of any such deposit or balance without affecting the continued application of this Clause.

       12.4 Application The Borrower irrevocably authorises the Bank to apply all sums which the Bank may receive:-

              12.4.1 pursuant  to a sale or other  disposition  of the Vessel or any right, title or interest in the Vessel; or

              12.4.2 by way of  payment to the Bank of any sum in respect of the
                     Building Contract, Refund Guarantee, Insurances, Earnings, Charter Rights or Requisition Compensation; or

              12.4.3 otherwise  arising under or in  connection  with any of the
                     Security Documents
              in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Bank may in its discretion determine.

13     Assignment and Sub-Participation

       13.1 Right to assign The Bank may assign or transfer all or any of its rights under or pursuant to the Security Documents to any other branch of the Bank or to any other bank or financial institution, and may grant sub-participations in all or any part of the Loan and in the case of any assignment or transfer to another bank or financial institution after consultation with the Borrower, the Bank taking into consideration any reasonable objection of the Borrower to such proposed assignment or transfer.

       13.2 Borrower's co-operation The Borrower will co-operate fully with the Bank in connection with any assignment, transfer or sub-participation; will execute and procure the execution of such documents as the Bank may require in connection therewith; and irrevocably authorises the Bank to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Loan or the Security Documents which the Bank may in its discretion consider necessary or desirable.

       13.3 Rights of assignee Any assignee, transferee or sub-participant of the Bank shall (unless limited by the express terms of the assignment, transfer or sub-participation) take the full benefit of every provision of the Security Documents benefiting the Bank.

14     Payments, Mandatory Prepayment, Reserve Requirements and Illegality

       14.1 Payments All amounts payable by the Borrower under or pursuant to any of the Security Documents shall be paid to such accounts at such banks as the Bank may from time to time direct to the Borrower, and (unless payable in any other Currency of Account) shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value). Payments shall be deemed to have been received by the Bank on the date on which the Bank receives authenticated advice of receipt, unless that advice is received by the Bank on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Bank in its discretion considers that it is impossible or impracticable for the Bank to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Bank on the Business Day next following the date of receipt of advice by the Bank.

       14.2 No deductions or withholdings All payments (whether of principal or interest or otherwise) to be made by the Borrower pursuant to the Security Documents shall, subject only to Clause 14.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature.

       14.3 Grossing-up If at any time any law requires (or is interpreted to require) the Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrower will promptly notify the Bank and, simultaneously with making that payment, will pay to the Bank whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the Bank receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

       14.4 Evidence of deductions If at any time the Borrower is required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Security Documents, the Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty days after making that payment, deliver to the Bank an original receipt issued by the relevant authority, or other evidence acceptable to the Bank, evidencing the payment to that authority of all amounts required to be deducted or withheld.

       14.5 Rebate If the Borrower makes any deduction or withholding from any payment under or pursuant to any of the Security Documents, and the Bank subsequently receives a refund or allowance from any tax authority which the Bank identifies as being referable to that deduction or withholding, the Bank shall, as soon as reasonably practicable, pay to the Borrower an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the deduction or withholding not been required to have been made. Nothing in this Clause shall be interpreted as imposing any obligation on the Bank to apply for any refund or allowance nor as restricting in any way the manner in which the Bank organises its tax affairs, nor as imposing on the Bank any obligation to disclose to the Borrower any information regarding its tax affairs or tax computations.

       14.6 Adjustment of due dates If any payment or transfer of funds to be made under any of the Security Documents, other than a payment of interest on the Loan shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

       14.7 Change in law If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:-

              14.7.1 the Bank (or the  holding  company  of the  Bank)  shall be subject to any Tax with respect to payments of all or any part of the Indebtedness; or

              14.7.2 the basis of Taxation of payments to the Bank in respect of all or any part of the Indebtedness shall be changed; or

              14.7.3 any  reserve  requirements  shall be  imposed,  modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of the Bank; or

              14.7.4 the manner in which the Bank allocates capital resources to its obligations under this Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which the Bank is required or requested to maintain shall be affected; or

              14.7.5 there is imposed on the Bank (or on the holding  company of
                     the  Bank)  any  other   condition   in   relation  to  the
                     Indebtedness or the Security Documents;

              and the result of any of the above shall be to increase the cost to the Bank (or to the holding company of the Bank) of the Bank making or maintaining the Loan or to cause the Bank to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement the Borrower shall from time to time pay to the Bank on demand the amount which shall compensate the Bank (or the holding company of the Bank) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Bank setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law.

       14.8 Illegality and impracticality Notwithstanding anything contained in the Security Documents, the obligation of the Bank to advance or maintain the Loan shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful or, in the opinion of the Bank, impracticable for the Bank to advance or maintain the Loan. In that event the Bank shall, by written notice to the Borrower, declare its obligations to be immediately terminated. If all or any part of the Loan shall have been advanced by the Bank to the Borrower, the Indebtedness (including all accrued interest) shall be prepaid within thirty days from the date of such notice. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period in respect of the whole of the Loan.

       14.9 Changes in market circumstances If at any time the Bank determines (which determination shall be final and conclusive and binding on the Borrower) that, by reason of changes affecting the London Interbank market, adequate and fair means do not exist for ascertaining the rate of interest on the Loan pursuant to this Agreement:-

              14.9.1 the  Bank  shall  give  notice  to  the   Borrower  of  the
                     occurrence of such event; and

              14.9.2 the Bank shall as soon as reasonably practicable certify to the Borrower in writing the effective cost to the Bank of maintaining the Loan for such further period as shall be selected by the Bank and the rate of interest payable by the Borrower for that period; or, if that is not acceptable to the Borrower,

              14.9.3 the Bank will  negotiate  with the  Borrower  in good faith with a view to modifying this Agreement to provide a substitute basis for the Loan which is financially a substantial equivalent to the basis provided for in this Agreement.

              If, within thirty days of the giving of the notice referred to in Clause 14.9.1, the Borrower and the Bank fail to agree in writing on a substitute basis for the Loan, the Borrower will immediately prepay the Indebtedness. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period in respect of the whole of the Loan.

       14.10 Non-availability of currency If the Bank is for any reason unable to obtain Dollars in the London Interbank market and is, as a result, or as a result of any other contingency affecting the London Interbank market, unable to advance or maintain the Loan in Dollars, the Bank shall give notice to the Borrower and the Bank's obligations to make the Loan available shall immediately cease. In that event, if all or any part of the Loan shall have been advanced by the Bank to the Borrower, the Bank will negotiate with the Borrower in good faith with a view to establishing a mutually acceptable basis for funding the Loan from an alternative source. If the Bank and the Borrower have failed to agree in writing on a basis for funding the Loan from an alternative source by 11.00 a.m. on the second Business Day prior to the end of the then current Interest Period, the Borrower will (without prejudice to its other obligations under or pursuant to this Agreement, including, without limitation, its obligation to pay interest on the Loan, arising on the expiry of the then current Interest Period) prepay the Indebtedness to the Bank on the expiry of the then current Interest Period.

15     Communications

       15.1 Method Any Communication may be given, delivered, made or served (as the case may be) under or in relation to this Agreement by letter, telex or fax and shall be in the English language and sent addressed:-

              15.1.1 in the case of the Bank to the Bank at its  address  at the head of this Agreement (fax no: + 44 20 7661 4638) marked for the attention of: Ship Finance Department; and

              15.1.2 in the case of the Borrower to the Communications Address;

              or to such other address, telex or fax number as the Bank or the Borrower may designate for itself by written notice to the other.

       15.2 Timing A Communication shall be deemed to have been duly given, delivered, made or served to or on, and received by, the Borrower:-

              15.2.1 in the case of a telex when answered back;

              15.2.2 in the case of a fax when the sender  receives  one or more transmission reports showing the whole of the Communication to have been transmitted to the correct fax number;

              15.2.3 if  delivered  to an officer of the Borrower or left at the
                     Communications  Address at the time of delivery or leaving;
                     or

              15.2.4 if sent by registered post on receipt at the  Communication
                     Address.

              A Communication shall only be deemed to have been duly given, delivered, made or served to or on, and received by, the Bank on actual receipt of the whole of that Communication by the Bank.

       15.3 Indemnity The Borrower shall indemnify the Bank against any cost, claim, liability, loss or expense (including legal fees and any Value Added Tax or any similar or replacement tax (if applicable)) which the Bank may sustain or incur as a consequence of any Communication sent by or on behalf of the Borrower by fax not being received by its intended recipient, or being received incomplete, or by reason of any Communication purportedly having been sent by or on behalf of the Borrower having been sent fraudulently.

16     General Indemnities

       16.1 Currency In the event of the Bank receiving or recovering any amount payable under any of the Security Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall, on the Bank's written demand, pay to the Bank such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Bank as a separate debt under this Agreement.

       16.2 Costs and expenses The Borrower will, within fourteen days of the Bank's written demand, reimburse the Bank for all costs and expenses (including Value Added Tax or any similar or replacement tax if applicable) of and incidental to:-

              16.2.1 the negotiation, preparation, execution and registration of the Security Documents (whether or not any of the Security Documents are actually executed or registered and whether or not all or any part of the Loan is advanced) including, for the avoidance of doubt costs and disbursements incurred in connection with the technical report, the insurance report, the survey report and legal opinions pursuant to Clauses 3.1.12, 3.3.4, 3.3.6 and 3.3.10 respectively
                     PROVIDED THAT the first such seventy five thousand Pounds ((pound)75,000) of such costs and expenses as conclusively certified by the Bank (save in the case of manifest error) shall be for the Bank's account;

              16.2.2 any  amendments,  addenda  or  supplements  to  any  of the
                     Security Documents (whether or not completed);

              16.2.3 any other  documents  which may at any time be  required by the Bank to give effect to any of the Security Documents or which the Bank is entitled to call for or obtain pursuant to any of the Security Documents (including, without limitation,  all  premiums and other sums from time to time payable by the Bank in relation to the Mortgagees' Insurances); and

              16.2.4 the  exercise  of  the  rights,  powers,   discretions  and
                     remedies of the Bank under or pursuant to the Security Documents.

       16.3 Events of Default The Borrower shall indemnify the Bank from time to time on demand against all losses and costs incurred or sustained by the Bank as a consequence of any Event of Default, including (without limitation) any Break Costs.

       16.4 Funding costs The Borrower shall indemnify the Bank from time to time on demand against all losses and costs incurred or sustained by the Bank if, for any reason, any Drawing is not advanced to the Borrower after the relevant Drawdown Notice has been given to the Bank, or is advanced on a date other than that requested in the Drawdown Notice (unless, in either case, as a result of any default by the Bank), including (without limitation) any Break Costs.

       16.5 Protection and enforcement The Borrower shall indemnify the Bank from time to time on demand against all losses, costs and liabilities which the Bank may from time to time sustain, incur or become liable for in or about the protection, maintenance or enforcement of the rights conferred on the Bank by the Security Documents or in or about the exercise or purported exercise by the Bank of any of the rights, powers, discretions or remedies vested in it under or arising out of the Security Documents, including (without limitation) any losses, costs and liabilities which the Bank may from time to time sustain, incur or become liable for by reason of the Bank being mortgagee of the Vessel and/or a lender to the Borrower, or by reason of the Bank being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of the Vessel.

       16.6 Liabilities of Bank The Borrower will from time to time reimburse the Bank on demand for all sums which the Bank may pay or become actually or contingently liable for on account of the Borrower or in connection with the Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which the Bank may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by the Bank in connection with the maintenance or repair of the Vessel or in discharging any lien, bond or other claim relating in any way to the Vessel, and any sums which the Bank may pay or guarantees which it may give to procure the release of the Vessel from arrest or detention.

       16.7 Taxes The Borrower shall pay all Taxes to which all or any part of the Indebtedness or any of the Security Documents may be at any time subject and shall indemnify the Bank on demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

17     Miscellaneous

       17.1 Waivers No failure or delay on the part of the Bank in exercising any right, power, discretion or remedy under or pursuant to any of the Security Documents, nor any actual or alleged course of dealing between the Bank and the Borrower, shall operate as a waiver of, or acquiescence in, any default on the part of any Security Party, unless expressly agreed to do so in writing by the Bank, nor shall any single or partial exercise by the Bank of any right, power, discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by the Bank of any other right, power, discretion or remedy.

       17.2 No oral variations No variation or amendment of any of the Security Documents shall be valid unless in writing and signed on behalf of the Bank.

       17.3 Severability If at any time any provision of any of the Security Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

       17.4 Successors etc. The Security Documents shall be binding on the Security Parties and on their successors and permitted transferees and assignees, and shall inure to the benefit of the Bank and its successors, transferees and assignees. The Borrower may not assign nor transfer any of its rights under or pursuant to any of the Security Documents without the prior written consent of the Bank.

       17.5 Further assurance If any provision of the Security Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Bank are considered by the Bank for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower will promptly, on demand by the Bank, execute or procure the execution of such further documents as in the opinion of the Bank are necessary to provide adequate security for the repayment of the Indebtedness.

       17.6 Other arrangements The Bank may, without prejudice to its rights under or pursuant to the Security Documents, at any time and from time to time, on such terms and conditions as it may in its discretion determine, and without notice to the Borrower, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Bank in respect of all or any part of the Indebtedness, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of the Borrower or the rights of the Bank under or pursuant to the Security Documents.

       17.7 Advisers The Borrower irrevocably authorises the Bank, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessel. The Borrower will provide such advisers and consultants with all information and documents which they may from time to time require and will reimburse the Bank on demand for all costs and expenses incurred by the Bank in connection with the consultation or retention of such advisers or consultants.

       17.8 Delegation The Bank may at any time and from time to time delegate to any person any of its rights, powers, discretions and remedies pursuant to the Security Documents on such terms as it may consider appropriate (including the power to sub-delegate).

       17.9 Rights etc. cumulative Every right, power, discretion and remedy conferred on the Bank under or pursuant to the Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which it may at any time be entitled by law or in equity. The Bank may exercise each of its rights, powers, discretions and remedies as often and in such order as it deems appropriate. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise that or any other right, power, discretion or remedy either simultaneously or subsequently.

       17.10 No enquiry The Bank shall not be concerned to enquire into the powers of the Security Parties or of any person purporting to act on behalf of any of the Security Parties, even if any of the Security Parties or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not the Bank had notice thereof.

       17.11 Continuing security The security constituted by the Security Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been repaid in full and the Bank shall be under no further actual or contingent liability to any third party in relation to the Vessel, the Insurances, Earnings, Charter Rights or Requisition Compensation or any other matter referred to in the Security Documents.

       17.12 Security cumulative The security constituted by the Security Documents shall be in addition to any other security now or in the future held by the Bank for or in respect of all or any part of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of the Bank, nor affected by any irregularity, defect or informality, or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925 and all provisions which the Bank considers analogous thereto under the law of any other relevant jurisdiction shall not apply to the security constituted by the Security Documents.

       17.13 Re-instatement If the Bank takes any steps to exercise any of its rights, powers, remedies or discretions pursuant to the Security Documents and the result shall be adverse to the Bank, the Borrower and the Bank shall be restored to their former positions as if no such steps had been taken.

       17.14 No liability Neither the Bank nor any agent or employee of the Bank, nor any receiver and/or manager appointed by the Bank, shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Bank under or pursuant to the Security Documents nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable.

       17.15 Rescission of payments etc. Any discharge, release or reassignment by the Bank of any of the security constituted by, or any of the obligations of any Security Party contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

       17.16 Subsequent Encumbrances If, the Bank receives notice of any subsequent Encumbrance affecting the Vessel, the Building Contract, the Refund Guarantee or all or any part of the Insurances, Earnings, Charter Rights or Requisition Compensation or the Accounts, the Bank may open a new account in its books for the Borrower. If the Bank does not open a new account, then (unless the Bank gives written notice to the contrary to the Borrower) as from the time of receipt by the Bank of notice of such subsequent Encumbrance, all payments made to the Bank shall be treated as having been credited to a new account of the Borrower and not as having been applied in reduction of the Indebtedness.

       17.17 Releases If the Bank shall at any time in its discretion release any party from all or any part of any of the Security Documents, the liability of any other party to the Security Documents shall not be varied or diminished.

       17.18 Discretions Unless otherwise expressly indicated, where the Bank is stated in the Security Documents to have a discretion and/or where the opinion of the Bank is referred to and/or where the consent, agreement or approval of the Bank is required for any course of action, or where anything is required to be acceptable to the Bank, the Bank shall have a sole, absolute and unfettered discretion and/or may give or withhold its consent, agreement or approval at its sole, absolute and unfettered discretion.

       17.19 Certificates Any certificate or statement signed by an authorised signatory of the Bank purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount.

       17.20 Survival of representations and warranties The representations and warranties on the part of the Borrower contained in this Agreement shall survive the execution of this Agreement and the advance of the Loan.

       17.21 Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

       17.22 Contracts (Rights of Third Parties) Act 1999 No term of the Agreement is enforceable by a person who is not a party to it.

       17.23  Alternative Arrangements

              17.23.1 If the Borrower wishes to enter into other arrangements in respect of the operation the Vessel, the Bank shall, if so requested in writing by the Borrower, discuss in good faith for a period of up to 60 days the possible restructuring of the security arrangements contemplated by this Agreement so as to permit such arrangements but such restructuring may only be implemented if the Bank approves it in writing (such approval not to be unreasonably withheld) and such supplemental documentation entered into and conditions precedent fulfilled as the Bank may in its absolute discretion require.

                        If any such restructuring is approved in principle by the Bank, the Bank shall co-operate in good faith with the Borrower in the implementation of such restructuring within such period as may be agreed at the relevant time.

18     Law and Jurisdiction

       18.1 Governing law This Agreement shall in all respects be governed by and interpreted in accordance with English law.

       18.2 Jurisdiction For the exclusive benefit of the Bank, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts.

       18.3 Alternative jurisdictions Nothing contained in this Clause shall limit the right of the Bank to commence any Proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any Proceedings against the Borrower in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

       18.4 Waiver of objections The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any Proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

       18.5 Service of process Without prejudice to the right of the Bank to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if sent by registered post, on receipt at the Address for Service.

       IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

                                   Schedule 1

                           Annuity and Interest Rates

                                   Schedule 2

                        Calculation of the Mandatory Cost

(a) The Mandatory Cost for the Loan for each Interest Period is the rate determined by the Bank in accordance with the following formulae:

       (i)    where the Loan is denominated in Sterling:

              BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
              ----------------------
                     100- (B+S)

       (ii)   where the loan is denominated in any other Permitted Currency:

              F x 0.01 % per annum = Mandatory Cost
              --------
              300

       where on the day of application of the formula:

       B is the percentage of the Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

       Y is the rate at which Sterling deposits are offered by the Bank to leading banks in the London Interbank market at or about 11.00 a.m. on that day for the Interest Period in question;

       S is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to place as a special deposit;

       Z is the interest rate per annum allowed by the Bank of England on special deposits; and

       F is the charge payable by the Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations or the equivalent provisions in any replacement regulations (with, for this purpose, the figure for the minimum amount in paragraph 2.02b or such equivalent provision deemed to be zero), expressed in pounds per (pound)1 million of the fee base of the Bank.

(b)    For the purpose of this Schedule :

       (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

       (ii)   "fee base" has the meaning given to it in the Fees Regulations;

       (iii)  "Fees Regulations" means:-

              (A)    up to and including 31 March 2002, the Banking  Supervision
                     (Fees) Regulations 2001; and

              (B) after that date any regulations governing the payment of fees for banking supervision;

(c) In the application of the formula B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5. x 15.

(d)    (i)    The formula is applied on the first day of each Interest Period.

       (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If a change in circumstances has rendered, or will render, the formula inappropriate, the Bank shall notify the Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Bank shall, in the absence of manifest error, be binding on the Borrower.

SIGNED  by                                           )
duly authorised for and on behalf                    )
of GOLAR LNG 2215 CORPORATION                        )




SIGNED  by                                           )
duly authorised for and on behalf                    )
of  LLOYDS TSB BANK PLC                              )

                                   APPENDIX A

To:      Lloyds TSB Bank plc


From:    Golar LNG 2215 Corporation

                                                                         [Date]

Dear Sirs,

                                 Drawdown Notice

       We refer to the Loan Agreement dated 2001 made between ourselves and yourselves ("the Agreement").

       Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

       Pursuant to Clause 2.3 of the Agreement, we irrevocably request that you advance a Drawing of [ ] to us on 200 , which is a Business Day, by paying the amount of the Drawing to the Builder [in accordance with instructions given to you by the Builder].

       We warrant that the representations and warranties contained in Clause 4 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on 200 ; that no Event of Default nor Potential Event of Default has occurred and is continuing, and that no Event of Default or Potential Event of Default will result from the advance of the Drawing requested in this Drawdown Notice.

       [We select the period of [ ] months as the first Interest Period.]

                                Yours faithfully




                             .......................
                              For and on behalf of
                           Golar LNG 2215 Corporation